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                                EXHIBIT 10

                              PAUL C. DRUEKE
                     c/o Stifel, Nicolaus & Co., Inc.
                       2100 Raybrook S.E., Suite 200
                       Grand Rapids, Michigan 49546

                             September 16, 1997

Mr. Gary Kaiser                         Mr. David S. Lundeen
2364 E. Parker Drive                    c/o BSG Corporation
Wayland, Michigan 49348                 701 Brazos
                                        Austin, Texas 78735

Mr. Philip D. Miller                    Mr. Jacob S. Mol
860 E. Main Street                      3075 Baldwin
Zeeland, Michigan 49464                 Hudsonville, Michigan 49426

NorDruk Investment Company              Mr. John F. Northway, Sr.
Limited Partnership                     Matthews Building
P.O. Box 364                            312 W. Main Street, Suite 3W
Caledonia, Michigan 49316               Owosso, Michigan 48867

Mr. Peter D. Wierenga
c/o Godwin Hardware
3703 S. Division
Grand Rapids, Michigan 49508

          RE:  AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION
               ADMINISTRATIVE AGREEMENT

Gentlemen:

          This letter will document our agreement concerning the formation of "Concerned Shareholders for Better Management of Ameriwood" (the "Committee").

          We have determined that we each believe that certain changes in management and business philosophy of Ameriwood Industries International Corporation ("Ameriwood") are desirable, that there is no conflict among us on this point, and that there is a possibility of future cooperative efforts in that regard.

          We each acknowledge and represent that prior to June 23, 1997, there was no agreement, arrangement or understanding among any of us relating in any way to Ameriwood. On that date, we (with the exception of Mr. Miller) reached an understanding to act as a group to actively assert shareholder rights by approaching Ameriwood to appoint a nominee of our group to Ameriwood's board of directors. On July 3, 1997, we (with the exception of Mr. Miller) filed a Schedule 13D with the Securities and Exchange Commission concerning the formation of our group (the "Schedule 13D").

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Mr. Gary Kaiser
Mr. David S. Lundeen
Mr. Philip D. Miller
Mr. Jacob S. Mol
NorDruk Investment Company
Mr. John F. Northway, Sr.
Mr. Peter D. Wierenga
Page 2


          Subsequently, Mr. Miller expressed an interest in joining our group, and by his signature to this letter joins our group. We also agree to form the Committee as of the date of the last signature to this letter.

          The purpose of this letter is to state clearly what we agree, and what we do not agree, to do in regard to Ameriwood and the Committee. If you agree to the provisions of this letter, please acknowledge your agreement by dating, signing and returning the enclosed copy of this letter to me.

          I propose that our agreement concerning Ameriwood be as follows:

     1. We will form the Committee. Mr. Mol will be the Chairman and I will be the Secretary of the Committee. No other persons will be permitted to join the Committee except by our unanimous agreement. In addition, no other persons will be permitted to join or be considered part of our "group" (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to Ameriwood without our unanimous consent. None of us shall form any agreement, arrangement or understanding with any other person concerning Ameriwood or its shares without first disclosing such agreement, arrangement or understanding to the Committee so that it may be properly reported.

     2.   We will jointly prepare and file an appropriate amendment to the
          Schedule 13D under Rule 13d-1 of the Exchange Act, duly reporting the addition of Mr. Miller to our group, the formation of the Committee, and such other matters as may be required by law to be disclosed in the amendment to the Schedule 13D. To the extent required by law or as we deem desirable, we will prepare and file additional amendments to the Schedule 13D and such other documents and filings as may be required by all applicable securities laws and other laws (together with the Schedule 13D, "Securities Filings"). To the extent possible, Securities Filings will be filed jointly. Each member of the Committee will have a reasonable time to review all Securities Filings before they are filed. All Securities Filings shall be complete, correct and timely filed. Each party will sign and date the power of attorney attached to this letter, authorizing me, as well as Gordon R. Lewis or other attorneys associated with Warner Norcross & Judd LLP, to sign and file Securities Filings on our behalf.

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Mr. Gary Kaiser
Mr. David S. Lundeen
Mr. Philip D. Miller
Mr. Jacob S. Mol
NorDruk Investment Company
Mr. John F. Northway, Sr.
Mr. Peter D. Wierenga
Page 3


     3. The Committee shall issue a press release (which or may not be included in a Securities Filing) announcing the formation of the Committee and stating that the purpose of the Committee is to communicate with the management of Ameriwood to seek ways to enhance shareholder value. Thereafter, the Committee shall issue such press releases and undertake such other activities as we may agree.

     4. None of us shall purchase or in any way become the beneficial owner of any additional shares of stock in or securities issued by Ameriwood without first determining that such purchase or other acquisition will not result in our group becoming the beneficial owner of more than ten percent (10%) of any outstanding class of Ameriwood securities. Each of us reserves the sole voting and dispositive power over shares of Ameriwood stock beneficially owned by him, except that Mr. Northway and I share voting and dispositive power over shares of Ameriwood stock owned by NorDruk Investment Company Limited Partnership (the "Partnership") in our capacities as General Partners of the Partnership. Each of us disclaims beneficial ownership of shares of Ameriwood stock owned by the others, except that Mr. Northway and I shall be deemed to be beneficial owners of the shares of Ameriwood stock owned by the Partnership by virtue of our status as General Partners of the Partnership.

     5. We will share all expenses in connection with the Committee's activities and the preparation and filing of all Securities Filings, including the fees of Warner Norcross & Judd LLP, in proportion to the amount of Ameriwood Common Stock that we own, as reflected in the most recent amendment to the Schedule 13D. Each us will bear his own costs of his respective attorneys and other personal expenses, if any.

     6. Each of us agrees to promptly provide the others any and all personal information reasonably necessary for the purpose of preparing necessary securities filings and of any other proper purpose in connection with our joint enterprise. Each of us represents and warrants to the others that no information shall contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material

Mr. Gary Kaiser
Mr. David S. Lundeen
Mr. Philip D. Miller
Mr. Jacob S. Mol
NorDruk Investment Company
Mr. John F. Northway, Sr.
Mr. Peter D. Wierenga
Page 4


          fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication which has become false or misleading. Each of us agrees to promptly notify the others of any material change in facts relevant to our various filings. Each of us agrees to indemnify and defend the others against any and all liability and costs arising from any breach by him of the above representations and warranties.

          Each of us agrees that the agreements stated in this letter and our common enterprise shall begin if and when each of you has signed a copy of this letter and returned it to me. Each of us further agrees that any of us may terminate his association with the Committee and the others at any time by written notice to the others. In the event that any of us terminates his association with the Committee or the others, he shall cooperate to the extent reasonably necessary to prepare and file any Securities Filing required to be filed as a result of such termination.

          Each of us further represents, warrants and agrees that except as stated in this letter there is not, and has not been prior to June 23, 1997 (or, in the case of Mr. Miller, the date that he signs this letter), any agreement, arrangement or understanding between any of us concerning the Committee, Ameriwood or Ameriwood stock.

          This agreement may be executed in counterparts, the sum of such agreements binding each party to the others.

                                   Very truly yours,

                                   /s/Paul C. Drueke
                                   Paul C. Drueke


          I agree to the foregoing letter.


Dated: SEPTEMBER 22, 1997          /S/PETER D. WIERENGA

                                   Name PETER D. WIERENGA
                                          [please print]